Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No. 1 to the Registration Statement on Form F-1 (333-208181) of our report dated 1 April 2016 relating to the financial statements, which appears in Nomad Foods Limited’s Annual Report on Form 20-F for the fiscal year ended 31 December 2015. We also consent to the reference to us under the heading “Experts – Predecessor and Successor” in such Registration Statement.

/s/ PricewaterhouseCoopersLLP

London, United Kingdom
1 April 2016